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                                                                 Exhibit (j)(2)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated December 7, 2004, relating to the statement of assets and liabilities of the Credit Suisse Target Return Fund, which appears in such Registration Statement. We also consent to the references to us under the heading "Independent Registered Public Accounting Firm and Counsel" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
December 7, 2004